As filed with the Securities and Exchange Commission on April 7, 2003
Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under THE SECURITIES ACT OF 1933

RUDOLPH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware		22-3538009
(State of Incorporation)		(I.R.S. Employer Identification Number)
One Rudolph Road Flanders, NJ 07836
(Address of principal executive offices)

1999 STOCK PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

PAUL F. McLAUGHLIN Chairman and Chief Executive Officer RUDOLPH TECHNOLOGIES, INC. One Rudolph Road Flanders, NJ 07836 (973) 691-1300 (Name, address and telephone number of agent for service)
Copies to:
HENRY P. MASSEY, JR., ESQ. TREVOR J. CHAPLICK, ESQ. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value, to be issued under the 1999 Stock Plan	946,774 (2)	$ 15.15 (3)	$14,343,626.10	$1,160.39
Common Stock $0.001 par value, to be issued under the 1999 Employee Stock Purchase Plan	897,438 (4)	$12.40 (5)	$11,128,231.20	$ 900.27
Total	1,844,212		$25,471,857.30	$2,060.66

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 1999 Stock Plan and the 1999 Employee Stock Purchase Plan.

(2) Includes the following automatic annual increases to the number of shares of the Registrant’s Common Stock reserved for issuance under the 1999 Stock Plan: (i) 297,438 shares on January 1, 2001, (ii) 322,720 shares on January 1, 2002 and (iii) 326,616 shares on January 1, 2003.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $15.15 represents the weighted average exercise price based on (i) the weighted average exercise price of $15.43 per share for options to purchase a total of 629,519 shares of Common Stock outstanding under the 1999 Stock Plan and (ii) $14.59 per share (the average of the high and low reported prices on the Nasdaq National Market as of March 31, 2003) for 317,255 shares of Common Stock reserved for issuance under the 1999 Stock Plan. The price in (ii) of the preceding sentence is being used because the exercise prices of options to be granted in the future are not currently determinable.

(4) Includes the following automatic annual increases to the number of shares of the Registrant’s Common Stock reserved for issuance under the 1999 Employee Stock Purchase Plan: (i) 297,438 shares on January 1, 2001, (ii) 300,000 shares on January 1, 2002 and (iii) 300,000 shares on January 1, 2003.

(5) Estimated pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of 85% of $14.59 per share (the average of the bid and ask reported prices on the Nasdaq National Market as of March 31, 2003) because the prices at which shares will be purchased in the future are not currently determinable.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference

            The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

Item 3(a)

        The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 31, 2003.

Item 3(b)

        The Registrant’s Current Report on Form 8-K, which was filed on March 31, 2003.

Item 3(c)

        The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed on November 5, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Arthur Andersen

            As previously disclosed in the Registrant’s current report on Form 8-K filed on May 31, 2002, the Registrant dismissed Arthur Andersen LLP as its independent public accountants and appointed KPMG LLP as its independent public accountants on May 23, 2002. After reasonable efforts, the Registrant has been unable to obtain Arthur Andersen LLP’s written consent to incorporate by reference in this Registration Statement Arthur Andersen’s report on the financial statements of the Registrant for the year ended December 31, 2001. Under these circumstances, the Registrant is permitted to file this Registration Statement without a written consent from Arthur Andersen LLP in accordance with Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

Item 4. Description of Securities

            Not Applicable.

Item 5. Interests of Named Experts and Counsel

            Not Applicable.

Item 6. Indemnification of Directors and Officers

            The Registrant’s certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, including: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            The Registrant’s Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware.

            The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant’s Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant.

Item 7. Exemption From Registration Claimed

            Not Applicable.

Item 8. Exhibits

            4.1(1)    Restated Certificate of Incorporation of Registrant

            4.2(2)    Restated Bylaws of Registrant

            5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as
                           to legality of securities being registered

            23.1         Consent of PricewaterhouseCoopers LLP, independent auditors

            23.2         Consent of KPMG LLP, independent auditors

            23.3         Consent of Counsel (contained in Exhibit 5.1).

            24.1         Power of Attorney (see Page II-5).

(1) Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) filed with the Registrant’s Registration Statement on Form S-1, No. 333-86821.

(2) Exhibit 4.2 is incorporated by reference to Exhibit 3.2(b) filed with the Registrant’s Registration Statement on Form S-1, No. 333-86821

Item 9. UNDERTAKINGS

(a)         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Rudolph Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flanders, State of New Jersey, on this 7th day of April, 2003.

                                                            RUDOLPH TECHNOLOGIES, INC.

                                                            By:    /s/ Paul F. McLaughlin
                                                                      Paul F. McLaughlin,
                                                                                            Chairman and Chief Executive Officer

POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul F. McLaughlin and Steven R. Roth, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Paul F. McLaughlin	Chairman and Chief Executive Officer (Principal Executive Officer)	March 31, 2003
Paul F. McLaughlin
/s/ Steven R. Roth	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2003
Steven R. Roth
/s/ David Belluck	Director	April 7, 2003
David Belluck
/s/ Daniel H. Berry	Director	April 4, 2003
Daniel H. Berry
/s/ Paul Craig	Director	March 31, 2003
Paul Craig
/s/ Thomas G. Greig	Director	April 2, 2003
Thomas G. Greig
/s/ Carl E. Ring, Jr.	Director	April 7, 2003
Carl E. Ring, Jr.
/s/ Richard F. Spanier	Director	April 3, 2003
Richard F. Spanier
/s/ Aubrey C. Tobey	Director	March 31, 2003
Aubrey C. Tobey

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

Registration Statement on Form S-8

RUDOLPH TECHNOLOGIES, INC.

April 7, 2003

INDEX TO EXHIBITS

Exhibit Number
4.1(1)	Restated Certificate of Incorporation of Registrant
4.2(2)	Restated Bylaws of Registrant
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2	Consent of KPMG LLP, independent auditors
23.3	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see Page II-5)

(1)        Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) filed with the Registrant’s Registration Statement on Form S-1, No. 333-86821.

(2)        Exhibit 4.2 is incorporated by reference to Exhibit 3.2(b) filed with the Registrant’s Registration Statement on Form S-1, No. 333-86821.

EXHIBIT 5.1

April 7, 2003

Rudolph Technologies, Inc.
One Rudolph Road
Flanders, NJ 07836

            Re: Registration Statement on Form S-8

Ladies and Gentlemen:

            We have examined the Registration Statement on Form S-8 to be filed by Rudolph Technologies, Inc. (the "Company") with the Securities and Exchange Commission on or about April 7, 2003 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,844,212 shares of Common Stock (the "Shares") reserved for issuance under the 1999 Stock Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans"). As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said issuance and sale of the Shares pursuant to the Plans.

            It is our opinion that, upon completion of the proceedings being taken or contemplated by us to be taken prior to the issuance and sale of the Shares pursuant to the Plans, and upon completion of the proceedings being taken in order to permit such transaction to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plan and the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

            We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                                                    Very truly yours,

                                                                    WILSON SONSINI GOODRICH & ROSATI
                                                                    Professional Corporation

                                                                    /s/ Wilson Sonsini Goodrich & Rosati

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001 relating to the consolidated financial statements and financial statement schedule of Rudolph Technologies, Inc., which appears in Rudolph Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 7, 2003

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement on Form S-8 of Rudolph Technologies, Inc. of our report dated January 29, 2003, with respect to the consolidated balance sheet of Rudolph Technolgies, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statement of income (loss), stockholders’ equity, and cash flows for the year then ended, and the related 2002 financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Rudolph Technologies, Inc.

/s/ KPMG LLP

KPMG LLP
Short Hills, New Jersey
April 7, 2003